1128 Pennsylvania NE, Suite 200, Albuquerque, New Mexico 87110 | Tel: 505-255-4852|www.santafegoldcorp.com

SANTA FE GOLD TERMINATES PIERCE CARSON AS PRESIDENT & CEO;
NAMES JAKES JORDAAN AS INTERIM CEO

ALBUQUERQUE, New Mexico – June 27, 2014 – Santa Fe Gold Corporation (OTCBB: SFEG) today announced its Board of Directors voted to terminate Pierce Carson’s employment as President and CEO for cause, effective immediately. At the same time, the Board appointed Jakes Jordaan, Santa Fe’s Chairman, as Interim Chief Executive Officer.

"Our priority is now to expeditiously complete a strategic transaction that will provide not only the necessary capital; but also, add an experienced management and operational team, who can leverage our company's assets and profitably operate our Summit mine. I am confident that my transition role as Interim CEO will be short-lived and that I will be replaced by a proven operational team to lead Santa Fe," said Mr. Jordaan.

ABOUT JAKES JORDAAN

Mr. Jordaan, who has served as Chairman of Santa Fe since August 2013, has been involved in a wide array of corporate finance and strategic transactions either as a lawyer, investment banker or chief executive officer. Since 2000, Mr. Jordaan has been engaged in the private practice of corporate finance and securities law as a member of The Jordaan Law Firm, PLLC, Dallas, Texas, a law firm specializing in corporate finance, securities and complex business litigation. Since 2010, Mr. Jordaan served as a Managing Director of Stonegate Securities, Inc., a full-service investment banking boutique dedicated to serving the specialized needs of small-cap public companies. Mr. Jordaan is the past Chairman of the Securities Section of the Dallas Bar Association and is a member of the Texas Bar Association. Mr. Jordaan holds a FINRA Series 79 Investment Banking Representative license. Mr. Jordaan holds a BA degree (Economics) from Southern Methodist University, a BBA degree from the SMU Cox School of Business and a Juris Doctor degree from the SMU School of Law, where he served as an Editor of the law review.

ABOUT SANTA FE GOLD

Santa Fe Gold is a U.S.-based mining and exploration enterprise focused on acquiring and developing gold, silver, copper and industrial mineral properties. Santa Fe controls: (i) the Summit mine and Lordsburg mill in southwestern New Mexico; (ii) a substantial land position near the Lordsburg mill, comprising the core of the Lordsburg Mining District; (iii) the Mogollon gold-silver project, within trucking distance of the Lordsburg mill; (iv) the Ortiz gold property in north-central New Mexico; (v) the Black Canyon mica deposit near Phoenix, Arizona; and (vi) a deposit of micaceous iron oxide (MIO) in Western Arizona. Santa Fe Gold intends to build a portfolio of high-quality, diversified mineral assets with an emphasis on precious metals.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable US securities legislation. All statements, other than statements of historical fact, included herein are forward-looking statements. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s Annual Report on Form 10-K for the year ended June 30, 2013 and its most recent quarterly reports filed with the United States Securities and Exchange Commission (the “SEC”), and other information released by the Company and filed with the appropriate regulatory agencies. All of the Company's US public disclosure filings may be accessed via www.sec.gov and readers are urged to review these materials.

To learn more about Santa Fe Gold, visit www.santafegoldcorp.com.

CONTACT:

Frank Mueller, Interim Chief Financial Officer
(505) 255-4852